Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into Fort James Corporation's previously filed Registration Statement File Nos. 33-53413, 333-02213, 333-02217, 333-33431, 333-33435, 33-54491, 33-57153, 33-43894,
33-56657, and 2-83979 on Form S-8, serving as Post-Effective Amendment No. 5 to Registration Statement No. 2-64057, and as Post-Effective Amendment No. 2 to Registration Statement No. 2-76900.

                                         /s/ ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin,
August 21, 1997.